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                                                                  EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Breakaway Solutions, Inc.:


     We consent to the use of our report on the financial statements of Breakaway Solutions, Inc. as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998 dated June 30, 1999, except for note 11 which is as of July 12, 1999, included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                           /s/ KPMG LLP


Boston, Massachusetts
July 20, 1999